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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 16, 1998, with respect to the balance sheet of Brill Media Company, LLC, and our report dated November 14, 1997, except for
Note 2 as to which the date is December 12, 1997 and Note 10 and Note 12 as to which the date is December 30, 1997, with respect to the financial statements of The Radio and Newspaper Businesses of Alan R. Brill, both included in the Registration Statement (Form S-4) and related Prospectus of Brill Media Company, LLC and Brill Media Management, Inc. for the registration of $105,000,000 of their 12% Senior Notes due 2007 and $3,000,000 of Appreciation Notes due 2007, and the guarantees thereof issued by the subsidiaries of Brill Media Company, LLC.

                                          Ernst & Young LLP


Chicago, Illinois
March 30, 1998